 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2019

DOMO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38553	27-3687433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
772 East Utah Valley Drive
American Fork, UT 84003
(Address of principal executive offices)
Registrant’s telephone number, including area code: (801) 899-1000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 13, 2019, the board of directors of Domo, Inc. (the “Company”) accepted Glenn Solomon’s resignation from the board, including his resignation from the audit committee of the board, effective March 13, 2019. There were no disagreements between Mr. Solomon and the Company on any matter relating to the Company's operations, policies or practices which resulted in his resignation.
On March 13, 2019, the board, upon recommendation from the nominating and corporate governance committee of the board, appointed Carine Clark as a director of the Company, effective immediately. The board, upon recommendation from the nominating and corporate governance committee of the board, appointed Ms. Clark to serve as a member of the compensation committee of the board. There are no transactions and no proposed transactions between Ms. Clark (or any member of her immediate family) and the Company or any of its subsidiaries, and there is no arrangement or understanding between Ms. Clark and any other person or entity pursuant to which Ms. Clark was appointed as a director of the Company.
Ms. Clark will participate in the Company’s standard compensation plan for outside directors, including an initial restricted stock unit award. The standard compensation plan for outside directors is described in the section titled “Management” of the Company’s registration statement on Form S-1, filed with the Securities and Exchange Commission on June 18, 2018. In connection with her appointment, Ms. Clark will enter into a standard indemnification agreement in the form previously approved by the board.
Item 8.01 Other Events
In connection with Mr. Solomon's resignation, the board, upon recommendation from the nominating and corporate governance committee of the board, appointed director Mark Gorenberg to serve on the board's audit and nominating and corporate governance committees. Further, in connection with Ms. Clark's appointment to the compensation committee, Mr. Gorenberg agreed to step down from his membership on such committee. Following the changes discussed herein, the membership on the three standing committees of the Company's board is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Dana Evan (Chair)	Fraser Bullock (Chair)	Joshua G. James (Chair)
Matthew R. Cohler	Nehal Raj	Matthew R. Cohler
Mark Gorenberg	Carine Clark	Mark Gorenberg

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMO, INC.
Date: March 19, 2019	By:	/s/ Bruce Felt
Bruce Felt
Chief Financial Officer